UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2005

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10875 (Commission File Number)	01-0579490 (I.R.S. Employer Identification Number)

103 Foulk Road, Suite 205Q Wilmington, DE (Address of principal executive offices)		19803 (Zip code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

                On May 6, 2005, the Registrant entered into a Stock Purchase Agreement by and among Commodore Resources, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Purchaser”), Lyris Technologies, Inc. (“Lyris”), John Buckman, Jan Hanford, The John Buckman and Jan Hanford Trust, and the Registrant, for certain limited purposes contained therein (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Purchaser agreed to purchase all of the outstanding capital stock of Lyris, an email marketing and email security software firm based in Berkeley, California, for $25.1 million in cash and $5.6 million in the form of a promissory note payable, subject to Lyris’s achieving specified revenue targets, on the second anniversary of the closing date with interest equal to 10% per annum.  The cash purchase price is subject to adjustment to the extent that Lyris’s cash at closing is less than $1.2 million, working capital is less than approximately $1.17 million and debt is greater than $0.00.  Closing of the purchase is subject to customary closing conditions and is expected to occur within approximately one week of the execution of the Purchase Agreement.  The Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Equity Compensation Plan

                On May 6, 2005, the Board of Directors of the Registrant adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan (the “Plan”).  The Plan provides for a maximum of 13,200,000 shares of the Registrant’s common stock to be reserved and available for delivery in connection with awards under the Plan.  All officers and employees, or prospective officers and employees, of the Registrant and its subsidiaries are eligible to receive awards under the Plan  The awards may be granted in the form of stock options, stock appreciation rights, restricted stock, phantom stock, bonus stock, dividend equivalents and other stock-based awards.  The Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The form of option agreement for nonstatutory stock options under the Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
2.1

Stock Purchase Agreement by and among Commodore Resources, Inc., Lyris Technologies, Inc., John Buckman, Jan Hanford, The John Buckman and Jan Hanford Trust and the Registrant, for certain limited purposes contained therein, dated May 6, 2005.

10.1	J. L. Halsey Corporation 2005 Equity-Based Compensation Plan.

10.2	Form of Nonstatutory Stock Option Agreement under the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ David Burt
Name:	David Burt
Title:	Chief Executive Officer

Date:       May 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement by and among Commodore Resources, Inc., Lyris Technologies, Inc., John Buckman, Jan Hanford, The John Buckman and Jan Hanford Trust and the Registrant, for certain limited purposes contained therein, dated May 6, 2005.

10.1	J. L. Halsey Corporation 2005 Equity-Based Compensation Plan.

10.2	Form of Nonstatutory Stock Option Agreement under the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan.